EXHIBIT 10.1

HUNTINGTON INGALLS INDUSTRIES, INC.

AMENDMENT TO
TERMS AND CONDITIONS APPLICABLE TO
2012, 2013 AND 2014 RESTRICTED PERFORMANCE STOCK RIGHTS

This Amendment applies to the Restricted Performance Stock Rights (“RPSRs”) awarded or that may be awarded to [NAME] (the “Grantee”) in 2012, 2013 and 2014 (the “Awards”). This Amendment revises the Awards to provide full vesting of the RPSRs upon the Grantee’s Retirement.

1.	Effective as of [DATE], the Terms of each Award are revised by amending Section 2.2 of the Terms to read as follows:

“2.2 Termination of Employment Due to Retirement, Death or Disability. The number of RPSRs subject to the award shall vest as provided herein if the Grantee’s employment by the Company and its subsidiaries terminates due to the Grantee’s Retirement, death, or Disability.

Death or Disability. In the case of death or Disability during the first or second calendar year of the Performance Period, (a) the Award shall be fully vested on the termination of employment due to death or Disability, (b) the Performance Period used to calculate the Grantee’s Earned RPSRs will be deemed to have ended as of the last day of the calendar year in which the death or Disability occurs, (c) the Earnout Percentage of the Grantee’s RPSRs will be determined based on actual performance for that short Performance Period, and (d) payment of Earned RPSRs will be made in the calendar year following the calendar year containing the last day of that short Performance Period (and generally will be paid on or before March 15 of such year). In the case of death or Disability during the third calendar year of the Performance Period, (a) the Award shall be fully vested on the termination of employment due to death or Disability, (b) the entire Performance Period will be used to calculate the Grantee’s Earned RPSRs, (c) the Earnout Percentage of the Grantee’s RPSRs will be determined based on actual performance for the Performance Period, and (d) payment of Earned RPSRs will be made in the calendar year following the calendar year containing the last day of the Performance Period (and generally will be paid on or before March 15 of such year).

Retirement in General. Subject to the following provisions of this Section 2.2, in the case of Retirement, (a) the Award shall be fully vested upon the Grantee’s Retirement, (b) the entire Performance Period will be used to calculate the Grantee’s Earned RPSRs, (c) the Earnout Percentage of the Grantee’s RPSRs will be determined based on actual performance for the Performance Period, and (d) payment of Earned RPSRs will be made in the calendar year following the calendar year containing the last day of the Performance Period (and generally will be paid on or before March 15 of such year).

In determining the Grantee’s eligibility for Retirement, service is measured by dividing (a) the number of days the Grantee was employed by the Company or a subsidiary in the period commencing with his or her last date of hire by the Company or a subsidiary through and including the date on which the Grantee is last employed by the Company or a subsidiary, by (b) 365. If the Grantee ceased to be employed by the Company or a subsidiary and was later rehired by the Company or a subsidiary, the Grantee’s service prior to the break in service shall be disregarded in determining service for such purposes; provided that, if the Grantee’s employment with the Company or a subsidiary had terminated due to the Grantee’s Retirement, or by the Company or a subsidiary as part of a reduction in force (in each case, other than a termination by the Company or a subsidiary for cause) and, within the two-year period following such termination of employment (the “break in service”) the Grantee was subsequently rehired by the Company or a subsidiary, then the Grantee’s period of service with the Company or a subsidiary prior to and ending with the break in service will be included in determining service for such purposes. For purposes of determining the Grantee’s eligibility for Retirement pursuant to this paragraph, service with the Northrop Grumman Corporation or its subsidiaries prior to the Company’s separation from the Northrop Grumman Corporation will be recognized in the same manner as service for the Company or a subsidiary of the Company. In the event the Grantee is employed by a business that is acquired by the Company or a subsidiary, the Company shall have discretion to determine whether the Grantee’s service prior to the acquisition will be included in determining service for such purposes.

Retirement Due to Government Service. In the case of a Governmental Service Retirement by the Grantee, (a) the Award shall vest on a prorated basis, (b) the Performance Period used to calculate the Grantee’s Earned RPSRs will be deemed to have ended as of the most recent date that performance has been measured by the Company with respect to the RPSRs prior to the Grantee’s Retirement (including measurement for purposes of the Company’s Form 10-Q, but in no event shall such date be more than one year before the Grantee’s Retirement), (c) the Earnout Percentage of the Grantee’s RPSRs will be determined based on actual performance for that short Performance Period, and (d) payment of Earned RPSRs will be made within 10 days after Retirement. Any prorating of vesting of RPSRs shall be based on the number of full months the Grantee was actually employed by the Company or one of its subsidiaries out of the thirty-six month Performance Period. Partial months of employment during the Performance Period, even if substantial, shall not be counted for purposes of prorated vesting. Any RPSRs subject to the award that do not vest in accordance with this Section 2.2 upon a termination of the Grantee’s employment due to a Government Service Retirement shall terminate immediately upon such termination of employment.”

2.    In all respects not amended, the Awards are hereby ratified and confirmed.

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